UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2021

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCO	New York Stock Exchange
1.75% Senior Notes Due 2027	MCO 27	New York Stock Exchange
0.950% Senior Notes Due 2030	MCO 30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS	3

SIGNATURES		4

Item 5.07, “Submission of Matters to a Vote of Security Holders”

The voting results for the matters voted on at the 2021 Annual Meeting of Stockholders of Moody’s Corporation (the “Company”) held on April 20, 2021 are as follows:

1.	Nine directors were elected to serve one-year terms expiring at the Company’s 2022 Annual Meeting of Stockholders as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jorge A. Bermudez	160,274,267	700,401	91,907	8,352,784
Thérèse Esperdy	152,393,363	8,584,493	88,719	8,352,784
Robert Fauber	160,640,346	336,021	90,208	8,352,784
Vincent A. Forlenza	149,284,879	11,394,424	387,272	8,352,784
Kathryn M. Hill	154,757,799	6,218,140	90,636	8,352,784
Lloyd W. Howell, Jr.	160,633,912	343,187	89,476	8,352,784
Raymond W. McDaniel, Jr.	154,982,305	5,988,265	96,005	8,352,784
Leslie F. Seidman	159,685,989	792,463	588,123	8,352,784
Bruce Van Saun	158,822,541	2,151,871	92,163	8,352,784

2.	The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year 2021 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
166,528,324	2,269,915	621,120	n/a

3.	The advisory resolution approving executive compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
148,389,983	12,183,463	493,129	8,352,784

4.	The advisory “Say-on-Climate Plan” resolution approving the Company’s 2020 Decarbonization Plan was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
158,071,836	1,898,512	9,449,011	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ Elizabeth M. McCarroll
Elizabeth M. McCarroll
Corporate Secretary and Associate General Counsel

Date: April 26, 2021